                                                                    EXHIBIT 4.18


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                      PREFERRED STOCK PURCHASE AGREEMENT


                                BY AND BETWEEN


                                 WAM!NET INC.

                                      AND

                            SILICON GRAPHICS, INC.



                        ______________________________

                           Dated as of March 3, 1999


                        ______________________________


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

                      PREFERRED STOCK PURCHASE AGREEMENT

     Preferred Stock Purchase Agreement, dated as of March 3, 1999 (this "Agreement"), by and between WAM!NET INC., a Minnesota corporation (the "Company"), and SILICON GRAPHICS, INC., a Delaware corporation ("Buyer").


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company has designated two additional series of its preferred stock, consisting of 5,710,425 shares, par value $0.01 per share, designated as its "Class B Convertible Preferred Stock" (the "Class B Preferred Shares"), and 878,527 shares, par value $0.01 per share, designated as its "Class C Convertible Preferred Stock" (the "Class C Preferred Shares" and together with the Class B Preferred Shares, the "Preferred Shares");

     WHEREAS, the Preferred Shares are convertible into shares (the "Conversion Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") in accordance with the terms of the Class B Certificate of Designation and the Class C Certificate of Designation (each as defined herein);

     WHEREAS, the terms, limitations and relative rights and preferences of the Class B Preferred Shares are set forth in the "Statement of Rights and Preferences of Class B Convertible Preferred Shares" (the "Class B Certificate of Designation"), a copy of which is attached hereto as Exhibit I, and the terms, limitations and relative rights and preferences of the Class C Preferred Shares are set forth in the "Statement of Rights and

Preferences of Class C Convertible Preferred Shares" (the "Class C Certificate of Designation"), a copy of which is attached hereto as Exhibit II; and

     WHEREAS, Buyer desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Buyer, the Class B Preferred Shares and the Class C Preferred Shares, all in accordance with the terms and subject to conditions of this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

          I.   PURCHASE AND SALE OF PREFERRED STOCK

     1.01  Purchase and Sale of the Preferred Stock. On the terms and subject to
           ----------------------------------------
the conditions set forth in this Agreement, on the Closing Date (as defined herein), Buyer shall subscribe for and purchase from the Company, and the Company shall issue and sell to Buyer:

     (a) The Class B Preferred Shares for an aggregate purchase price of $65,000,000, of which (i) $25,000,000 shall be payable in cash and (ii) $40,000,000 shall be payable by transfer and conveyance of title to Buyer's campus facility located at 655 Lone Oak Parkway, Eagan, Minnesota, as described in greater detail in the Real Property Documents (as defined herein) (the "Real Property" and, together with the amount set forth in (i), the "Class B Purchase Price"); and

     (b) The Class C Preferred Shares for an aggregate purchase price of $10,000,000 payable in cash (the "Class C Purchase Price").

     1.02  Duration, Rights and Preferences of the Preferred Stock. The Class B
           -------------------------------------------------------
Preferred Shares shall have and enjoy the rights and preferences as are set forth in the Class B Certificate of Designation and the Class C Preferred Shares shall have and enjoy the rights and preferences as are set forth in the Class C Certificate of Designation.

     1.03  Closing. (a) Unless this Agreement shall have been terminated and the
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transactions herein contemplated shall have been abandoned pursuant to Section 5 hereof, the closing of the purchase and sale of the Preferred Shares and the other transactions contemplated hereby (the "Closing") shall be held at 10:00 a.m. (Central Standard Time) on the third business day following the satisfaction or waiver of the conditions set forth herein, at the offices of the Company, 6100 West 110th Street, Minneapolis, Minnesota (or at such other time, date and place as the parties may mutually agree). The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

     (b) At the Closing, the Company shall deliver to Buyer stock certificates registered in the name of Buyer representing the Preferred Shares being purchased by Buyer, against payment and delivery by Buyer to the Company of the Class B Purchase Price and the Class C Purchase Price. Buyer shall effect such payment and delivery of the Class B Purchase Price and the Class

C Purchase Price as follows: (i) with respect to cash, by wire transfer of immediately available funds to such bank account or bank accounts designated by the Company and (ii) with respect to the Real Property, by execution and delivery of the agreements, instruments and documents set forth on Schedule 1.03(b) hereto necessary to convey good and marketable title to the Real Property to the Company (the "Real Property Documents").

          II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     2.01 The Company hereby represents, warrants and covenants to Buyer that, as of the date hereof and as of the Closing Date:

     (a)   Corporate Organization and Power; Qualification. The Company (i) is
           -----------------------------------------------
duly organized, validly existing and in good standing as a corporation under the laws of the state of Minnesota, (ii) has all corporate power and authority to own its properties and to carry on its businesses as now being conducted and
(iii) is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all jurisdictions in which the character of its properties or the nature of its businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the business, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

     (b)  Subsidiaries.  Set forth on Schedule 2.01(b) hereto is a complete list
          ------------
of all of the subsidiaries of the Company. Except as set forth on Schedule 2.01(b) hereto, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation, nor does the Company have any direct or indirect ownership interest, including interests in partnerships and joint ventures, in any other entity or business. Each of the subsidiaries has been duly incorporated, is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all jurisdictions in which the character of its properties or the nature of its businesses requires such qualification or authorization, except for qualifications and authorizations the lack of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Each of the subsidiaries has the requisite power and authority to own and hold its properties and to carry on its business as now being conducted. Except as disclosed in the registration statements, reports and proxy statements filed by the Company with the Securities and Exchange Commission (the "SEC Reports"), disclosed in the Financial Statements (as defined herein) or set forth on Schedule 2.01(b) hereto: (i) all of the outstanding shares (other than director's qualifying shares, if any) of capital stock of each of the subsidiaries are owned beneficially and of record by the Company, one of its subsidiaries or any combination thereof, in each case free and clear of any liens, charges, restrictions, claims or encumbrances created or suffered by the Company or any of its subsidiaries, other than restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act"), or any other provision of applicable law; and (ii) there are no outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or other) pursuant to which any of the subsidiaries is or may become obligated to issue any shares of its capital stock to any person other than the Company or a subsidiary.

     (c)  Power and Authority; Authorization; Enforceability.  The Company has
          --------------------------------------------------
all requisite corporate power and authority necessary to execute and deliver (i) this Agreement, (ii) the Real Property Documents to which it is a party, (iii) the Stockholders' Agreement, by and among the Company, Buyer and MCI WORLDCOM, Inc., the form of which is attached hereto as Exhibit III (the "Stockholders' Agreement"), (iv) the Preferred Provider Agreement, by and between the Company and Buyer, the form of which is attached hereto as Exhibit IV (the "Preferred Provider Agreement" and, collectively with the Real Property Documents to which the Company or Buyer, as the case may be, is a party and the Stockholders' Agreement, the "Other Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Other Transaction Documents and to consummate the transactions contemplated hereby and thereby. This Agreement has been (and the Other Transaction Documents, when executed and delivered in accordance with their respective terms, will be) duly executed and delivered by the Company and constitutes (and, in the case of the Other Transaction Documents, will constitute) the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability against the Company may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the rights of creditors generally and other general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as any rights to indemnity and contribution contemplated by
Section 6.02 may be limited by applicable federal and state securities laws and public policy considerations.

     (d)  No Violations; Consents and Approvals.  The execution and delivery by
          -------------------------------------
the Company of this Agreement and the Other Transaction Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any lien upon any assets of the Company under its Articles of Incorporation, as amended (the "Charter"), By-laws or any material contract to which the Company is a party or by which the Company or any of its properties may be bound or (ii) require any consent or approval other than such consents and approvals to be obtained before the Closing and those that have been obtained which are final and not subject to review on appeal or to collateral attack and are in full force and effect, except for such violations, conflicts, breaches, defaults or liens which, or consents or approvals which, if not obtained, would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

     (e)  Litigation; Compliance with Laws.  Except as disclosed in the SEC
          --------------------------------
Reports, disclosed in the Financial Statements or set forth on Schedule 2.01(e), there are no (i) actions, suits, claims, proceedings or investigations instituted and pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceedings relating to the Company instituted and pending under collective bargaining agreements or otherwise or (iii) governmental inquiries instituted and pending or, to the knowledge of the Company, threatened, against or affecting the Company, any of which would reasonably be expected to result in a Material Adverse Effect. Except for any defaults which would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries is in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has failed to comply with any laws, rules, regulations and orders applicable to its respective business, operations, properties, assets, products and services, the Company and each of its subsidiaries has all necessary permits, licenses and other authorizations required to conduct its business as presently conducted and the Company and each of its subsidiaries has operated its respective business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations.

     (f)  Taxes. The Company has filed (or obtained extensions of the time by
          -----
which it is required to file) all United States federal, state and local income tax returns and all other material tax returns required to be filed by it, and has paid all taxes shown due on the returns so filed as well as the other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Company will continue to make all such filings in a timely manner and pay all such taxes, assessments and other governmental charges required of it.

     (g)  Capitalization. (i) As of the date hereof, the authorized capital
          --------------
stock of the Company consists of 500,000,000 shares, the designations and classes of which are set forth on Schedule 2.01(g) hereto. The Company does not hold any of its shares in treasury.

     (ii) As of the date hereof, 9,291,027 shares of Common Stock and 100,000 shares of the Company's Class A Preferred Stock, par value $10.00 per share (the "Class A Preferred Stock"), are issued and outstanding and have been validly issued and are fully paid and nonassessable and are not subject to preemptive rights.

     (iii) Except as contemplated by this Agreement, disclosed in the SEC Reports, disclosed in the Financial Statements or set forth on Schedule 2.01(g) hereto, as of the date hereof there are no outstanding subscriptions, options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or other instruments or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares of capital stock, nor is the Company committed to issue any such option, warrant, right or security. Except as provided for in the Charter, disclosed in the SEC Reports or set forth on
Schedule 2.01(g) hereto, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

All of the outstanding securities of the Company were issued in compliance with the registration requirements under applicable federal and state securities laws (or pursuant to applicable exemptions therefrom).

     (iv) Except as contemplated by this Agreement, disclosed in the SEC Reports or disclosed in the Financial Statements, as of the date hereof, there are no agreements relating to voting, purchase or sale of capital stock between the Company and any of its stockholders or affiliates, and to the best of the Company's knowledge, there are no such agreements among any of its stockholders.

     (v) The Preferred Shares are duly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable, will have the rights, preferences and privileges specified in the Class B Certificate of Designation and the Class C Certificate of Designation, as the case may be. The Conversion Shares are duly authorized and have been reserved for issuance and, when issued upon conversion in accordance with the terms of the Class B Certificate of Designation and the Class C Certificate of Designation, as the case may be, will be validly issued, fully paid and nonassessable, and will be free and clear of all liens, encumbrances and restrictions (other than those contemplated hereby and by the Other Transaction Documents, created or suffered by Buyer (or the current holder thereof) and restrictions on transfer imposed by the Securities Act or any other applicable federal or state securities laws, and the rules and regulations promulgated thereunder). Neither the issuance, sale or delivery of the Preferred Shares nor the contemplated issuance or delivery of the Conversion Shares is subject to any currently existing preemptive right of stockholders of the Company, any right of first refusal or other right in favor of any person, in each case except for rights that have been waived.

     (h)  Financial Statements. The Company has delivered to Buyer copies of its
          --------------------
financial statements (including balance sheets, income statements, changes in stockholders equity, statements of cash flow and any related notes) for the year ended December 31, 1998 (the "Financial Statements") and will deliver to Buyer (as soon as practicable but in no event later than March 31, 1999) audited copies of the Financial Statements. The Financial Statements (i) fairly present, in all material respects, the financial condition, assets and liabilities of the Company as of the date thereof and the results of its operations and changes in its cash flows for the periods covered thereby, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be noted therein, and (iii) were prepared from the books and records of the Company, which books and records are complete and correct and fairly reflect all material transactions of the Company's business.

     (i)  Absence of Certain Changes.  Except as contemplated by this Agreement,
          --------------------------
disclosed in the SEC Reports or set forth on

Schedule 2.01(i) hereto, since December 31, 1998, (i) there has been no change in the assets, liabilities or financial condition of the Company and its subsidiaries (on a consolidated basis) from that reflected in the balance sheet of the Company and its subsidiaries as of December 31, 1998, except for changes
(A) in the ordinary course of business or (B) which in the aggregate have not resulted in and would not reasonably be expected to result in a Material Adverse Effect and (ii) there has not been any event or change that would reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, whether or not insured against (excluding general economic or industry changes).

     (j)  No Brokers.  No broker, finder or investment banker is entitled to any
          ----------
brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

     (k)  Proprietary Information of Third Parties.  Except for such claims that
          ----------------------------------------
would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company, no third party has claimed or has reason to claim that the Company or any of its subsidiaries has (a) violated or may be violating any of the terms or conditions of any non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. Neither the Company nor any of its subsidiaries has utilized and does not propose to utilize any trade secret or any information or documentation proprietary to any other person in violation of existing arrangements with such person, and to the knowledge of the Company, neither the Company nor any of its subsidiaries has violated any confidential relationship which any such person may have had with any third party, in connection with the development, manufacture or sale of any product or the development or sale of any service of the Company.

     (l)  Patents, Trademarks, Etc.  Set forth on Schedule 2.01(l) hereto is a
          -------------------------
list of all domestic and foreign trademarks, trademark applications, patents, registered copyrights (except copyrighted software licensed to the Company in its ordinary course of business) and patent applications owned by, registered in the name of or licensed to or from the Company and its subsidiaries as of the date hereof. Except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (including those necessary for the use and protection of the names and/or marks "WAM!NET", "WAM!BASE" and "WAM!PROOF") or other intellectual property (collectively, "Intellectual Property") necessary to carry on its business as presently conducted. Except as set forth on Schedule 2.01(l) hereto, neither the Company nor any subsidiary has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

     (m)  The Year 2000.  Except where the failure to do so would not reasonably
          --------------
be expected to result in a Material Adverse Effect, the Company has used (or is in the process of using) reasonable procedures to verify that any of its software licensed or otherwise provided to its customers and any software used in its business will recognize and process date fields after the turn of the century, and perform date-dependent calculations and operations (including sorting, comparing and reporting) after the turn of the century correctly, and has used (or is in the process of using) reasonable efforts to ensure that any such software will not produce invalid and incorrect results as a result of the change of century (all without human intervention, other than original data entry of valid dates), provided that such software receives correct and properly formatted date inputs from all software and hardware that exchanges data with or provides data to the software.

     (n) Title to Properties.  Except as disclosed in the SEC Reports, the
         -------------------
Company and its subsidiaries have good and valid title to all real and personal property which they own and which are reflected on the Financial Statements (except for assets and properties sold, consumed or otherwise disposed of by them in the ordinary course of business since December 31, 1998), and such assets and properties are owned free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (i) those securing indebtedness reflected on the Financial Statements or indebtedness incurred in the ordinary course of business and consistent with past practice after the date thereof, (ii) mechanics', materialmens' and other liens which have arisen in the ordinary course of business or (iii) mortgages, pledges, liens, security interests, claims, restrictions or encumbrances which, individually or in the aggregate, would not be reasonably likely to impair, in any material respect, the continued use of such asset or property.

     (o)  Agreements.  Except as set forth in Schedule 2.01(o) hereto or
          ----------
disclosed in the Financial Statements, all material agreements, contracts or instruments required to be filed as exhibits to the SEC Reports have been so filed. Neither the Company nor any of its subsidiaries is in breach or default of any agreement, contract, instrument or other commitment, except for such breaches and defaults which would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of Company, no other party to any of such agreements, contracts, instruments or other commitments is, as of the date of this Agreement, in breach or default (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) thereunder, except for such breaches and defaults which would not reasonably be expected to result in a Material Adverse Effect. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

     (p)  Offering of the Preferred Shares.  The Company has not, directly or
          --------------------------------
indirectly, solicited any other offer to buy or offered to sell, and will not, directly or indirectly, solicit any other offer to buy or offer to sell, any security which is or would be integrated with the sale of the Preferred Shares in a manner that would require the Preferred Shares to be registered under the Securities Act.

     (q) Transactions With Affiliates.  Except as disclosed in the SEC Reports
         ----------------------------
or disclosed in the Financial Statements, neither the Company nor any subsidiary is a party to any transaction of the type required to be disclosed pursuant to
Item 404 of Regulation S-K under the Securities Act.

     (r) Disclosure.  Neither this Agreement (including the Schedules hereto)
         ----------
nor the SEC Reports (as of the date filed with the Securities and Exchange Commission) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. None of the statements, documents, certificates or other items prepared by the Company and supplied to Buyer or its counsel in connection with the transactions contemplated hereby (other than those relating to (i) projected financial information, (ii) plans and objectives regarding the Company's future operations, (iii) future economic performance and (iv) assumptions underlying any of the matters described in (i) through (iii), each as to which no representation or warranty is given) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 III.  REPRESENTATIONS AND WARRANTIES OF BUYER

     3.01  Buyer hereby represents, warrants and covenants to the Company that:

     (a) Corporate Organization and Power; Qualification. Buyer (i) is duly
         -----------------------------------------------
organized, validly existing and in good standing as a corporation under the laws of the state of Delaware and (ii) has all corporate power and authority to own its properties and to carry on its businesses as now being conducted.

     (b) Power and Authority; Authorization; Enforceability. Buyer has all
         --------------------------------------------------
requisite corporate power and authority necessary to execute and deliver this Agreement and the Other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Other Transaction Documents and to consummate the transactions contemplated hereby and thereby. This Agreement has been (and the Other Transaction Documents, when executed and delivered in accordance with their respective terms, will be) duly executed and delivered by Buyer and constitutes (and, in the case of the Other Transaction Documents, will constitute) the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability against Buyer may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the rights of creditors generally and other general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as any rights to indemnity and contribution contemplated by Section 6.02 may be limited by applicable federal and state securities laws and public policy considerations.

     (c) No Violations; Consents and Approvals.  The execution and delivery by
         -------------------------------------
Buyer of this Agreement and the Other Transaction Documents, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any lien upon any assets of Buyer under its certificate of incorporation, by-laws (or other comparable charter documents) or any material contract to which Buyer is a party or by which Buyer or any of its properties may be bound or (ii) require any consent or approval other than such consents and approvals to be made and obtained before the Closing and those that have been obtained which are final and not subject to review on appeal or to collateral attack and are in full force and effect, except for such violations, conflicts, breaches, defaults or liens which, or consents or approvals which, if not obtained would not reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the business, financial condition, results of operations, assets or liabilities of Buyer.

     (d) Due Diligence. Buyer has sufficient knowledge and experience in
         -------------
investing in companies similar to the Company in terms of the Company's stage of development and is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement and is able to bear the economic risk of such investment for an indefinite period of time. Buyer has been given access to full and complete information regarding the Company and has utilized such access to its satisfaction for the purpose of obtaining information Buyer desires or deems relevant to its decision to purchase the Preferred Shares. Buyer has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement, to discuss the Company's business, management and financial affairs with the Company's management and to obtain any additional information Buyer desires or deems relevant. Buyer has obtained, to the extent it has deemed necessary, professional advice with respect to the risks inherent in the investment in the Preferred Shares and the Company, including, without limitation, the matters relating to the Company's business and financial condition set forth in the SEC Reports.

     (e) Investment Intent.  Buyer is acquiring the Preferred Shares for its own
         -----------------
account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Preferred Shares in violation of the Securities Act or any other applicable federal or state securities laws, and the rules and regulations promulgated thereunder. Buyer understands that no public market currently exists for the Preferred Shares or the Common Stock, and that no such public market may ever exist. Buyer further understands and agrees that the Preferred Shares have not been (and the Conversion Shares, upon issuance, will not be) registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, that the Preferred Shares and the Conversion Shares will bear a legend (and the Company will make a notation on its transfer books) to such effect and the Preferred Shares (and, upon issuance, the Conversion Shares) must be held indefinitely unless subsequently disposed of pursuant to an effective registration statement under the Securities Act or in a transaction exempt from, or not subject to, the registration requirements thereof. Buyer agrees that if it sells any Conversion Shares pursuant to Rule 144A under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including, without limitation, obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a "qualified institutional buyer" (within the meaning of Rule 144A) and advising such purchaser that Rule 144A is being relied upon with respect to such resale. Buyer was not organized for the specific purpose of acquiring the Preferred Shares and is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

     (f)   No Brokers.  No broker, finder or investment banker is entitled to
           ----------
any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

                                IV.  CONDITIONS

     4.01  Conditions of Each Party.  The respective obligations of each of the
           ------------------------
Company and Buyer to consummate the transactions contemplated hereby are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in whole or in part to the extent permitted by applicable law:

     (a) All filings required to be made, and all consents, approvals, permits and authorizations required to be obtained, prior to the Closing from any governmental or regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained;

     (b) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action that prohibits the consummation of the transactions contemplated by this Agreement; provided,
                                                                 ---------
however, that any party invoking this condition shall use its reasonable best
-------
efforts to have any such judgment, decree, injunction or order vacated;

     (c) Any waiting period applicable to the consummation of the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated; and

     (d) All proceedings to be taken by a party in connection with this Agreement and the transactions contemplated hereby and all documents incident hereto and thereto shall be reasonably satisfactory in form and substance to such party and its counsel, and each party and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

    4.02  Conditions of the Company.   The obligations of the Company to
           -------------------------
consummate the transactions contemplated hereby are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

     (a) Buyer shall have performed and complied with, in all material respects, all of its respective obligations hereunder required to be performed by it at or prior to the Closing;

     (b) Each of the representations and warranties of the Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct, in all material respects in each case at and as of the Closing Date as if made at and as of such time (except to the extent it relates to a particular date);

     (c) The Company shall have received a certificate from Buyer, signed by an executive officer of Buyer, to the effect set forth in clauses (a) and (b) of this Section 4.02;

     (d) Buyer shall have executed and delivered the Stockholders' Agreement;

     (e) Buyer shall have executed and delivered the Preferred Provider Agreement; and

     (f) Buyer shall have executed and delivered each of the Real Property Documents to which it is a party and has caused the delivery of all other Real Property Documents to be delivered by any party other than the Company.

     4.03  Conditions of Buyer.  The obligation of Buyer to consummate the
           -------------------
transactions contemplated by this Agreement is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by Buyer to the extent permitted by applicable law:

     (a) The Company shall have performed and complied with, in all material respects, all of its obligations hereunder required to be performed by it at or prior to the Closing;

     (b) Each of the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct, in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent it relates to a particular date);

     (c) Buyer shall have received a certificate from the Company, signed by an executive officer of the Company, to the effect set forth in clauses (a) and (b) of this Section 4.03;

     (d) The Company shall have executed and delivered the Shareholders' Agreement;

     (e) The Company shall have executed and delivered the Preferred Provider Agreement; and

     (f) The Company shall have delivered copies of the following documents:
(i) (A) The Charter, certified as of a recent date by the Secretary of State of the State of Minnesota and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company; and
(ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Other Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Other Transaction Documents; and (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to Section 4.03(g)(i)(B).

     (g) Buyer shall have received from Willkie Farr & Gallagher, an opinion, dated the Closing Date, covering the matters set forth in Exhibit V hereto, subject to customary qualifications, limitations and assumptions for opinions given in transactions of the kind contemplated hereby.

     4.04  Materiality of Conditions.  Notwithstanding anything contained
           -------------------------
herein, no condition involving the performance of obligations by the Company or the truth and accuracy of representations and warranties made by the Company as of the Closing Date shall be deemed not fulfilled, and Buyer shall not be entitled to fail to consummate the transactions contemplated hereby or terminate this Agreement on such basis, if the respects in which such conditions have not been performed or such representations and warranties are untrue (assuming for this purpose that the representations and warranties are not qualified by materiality), in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                                V. TERMINATION

     5.01  Termination.  This Agreement may be terminated and the transactions
           -----------
contemplated hereby may be abandoned at any time prior to the Closing:

     (a) by joint written agreement of the Company and Buyer;

     (b) by the Company, if Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement and has not cured such breach within ten (10) business days after written notice to Buyer (provided that the
                                                             -------------
Company is not then in material breach of the terms of this Agreement; and
                                                                       ---
provided further that no cure period shall be required for a
---------------------
breach which by its nature cannot be cured) such that the conditions set forth in Section 4.01 or 4.02 hereof, as the case may be, will not be satisfied;

     (c) by Buyer, if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement and has not cured such breach within ten (10) business days after written notice to the Company (provided that
                                                                   -------------
Buyer is not then in material breach of the terms of this Agreement; and
                                                                     ---
provided further that no cure period shall be required for a breach which by its
---------------------
nature cannot be cured) such that the conditions set forth in Section 4.01 or
4.03 hereof, as the case may be, will not be satisfied; or

     (d) by any party if the Closing has not occurred on or before April 30, 1999; provided, however, that a party may not terminate this Agreement pursuant
      -----------------
to this Section 5.01(d) if the failure of such party to fulfill any of its obligations hereunder shall have been the reason that the Closing shall not have occurred on or before said date.

     5.02  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
pursuant to this Article V, this Agreement shall forthwith terminate and (except in the event of the willful breach of this Agreement by any party) there shall be no liability on the part of any party; provided, however, that Sections
                                          -----------------
2.01(j), 3.01(f), 5.02, 6.03, 7.01, 7.02, 7.04, 7.07 and 7.10 shall survive the termination of this Agreement.

                             VI.  OTHER AGREEMENTS

     6.01  Consents And Approvals.  Each of the parties agrees to use all
           ----------------------
commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable governmental agencies) and to lift any injunction or other legal bar to the transactions contemplated hereby (and, in such case, to proceed with such transactions as expeditiously as possible).

     6.02  Registration Rights.
           -------------------

     (a) Piggy-back Registration.  If, commencing one (1) year after the date
         -----------------------
hereof, the Company proposes to claim an exemption under Section 3(b) of the Securities Act for a public offering of any of its securities or to register under the Securities Act (except pursuant to a registration statement on Form S-4 or S-8 (or any substitute form adopted by the Commission) or any other form that does not permit the inclusion of shares by its security holders) its Common Stock, it will give written notice to Buyer of its intention to do so and, upon the written request of Buyer given within twenty (20) days after receipt of any such notice (which request shall specify the number of Conversion Shares intended to be sold or disposed of by Buyer and the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all Conversion Shares that Buyer shall have requested the registration of to be included in such notification or the registration statement proposed to be filed by the Company; provided, however, that nothing
                                               -----------------
herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it. If any such registration shall be underwritten in whole or in part, the Company may require that the Conversion Shares requested for inclusion pursuant to this Section 6.02 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter, as expressed in writing delivered to Buyer, the inclusion of all of the Conversion Shares of Common Stock originally covered by a request for registration would reduce the number of Common Stock to be offered by the Company or interfere with the successful marketing of the Common Stock offered by the Company, the number of Conversion Shares otherwise to be included pursuant to this Section 6.02 in the underwritten public offering may be reduced; provided, however, that any such required reduction shall be pro
         -----------------
rata among all persons (other than the Company and any other persons demanding registration pursuant to existing rights who are entitled to be protected against any such reduction) who are participating in such offering. Conversion Shares which are thus excluded from the underwritten public offering shall be withheld from the market for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. All expenses of such offering, except the fees of special counsel to Buyer and brokers' commissions or underwriting discounts payable by Buyer, shall be borne by the Company.

     (b) Demand Registration.  In addition, on one occasion only, commencing
         -------------------
upon the later of one (1) year after the date hereof and the date that is six months after an IPO, upon request by Buyer to register the Conversion Shares, the Company will promptly use its reasonable best efforts to register such shares under the Securities Act; provided that (i) such request must be made
                                 -------------
within five (5) years from the date hereof and (ii) the Company may delay the filing of any registration statement requested pursuant to this Section 6.02(b) to a date not more than ninety (90) days following the date of such request if in the opinion of the Company's principal investment banker at the time of such request such a delay is necessary in order not to adversely affect the Company's financing efforts then underway or if in the opinion of the Company such a delay is necessary or advisable to avoid disclosure of material nonpublic information. The costs and expenses directly related to any registration requested pursuant to this Section 6.02(b), including, but not limited to, legal fees of the Company's counsel, audit fees, printing expenses, filing fees of the Commission and the National Association of Securities Dealers, Inc. and fees and expenses relating to qualifications under state securities or blue sky laws incurred by the Company shall be borne entirely by the

Company; provided, however, that the persons for whose account the securities
         --------  -------
covered by such registration are sold shall bear the expenses of brokers' commissions or underwriting discounts applicable to their shares and fees of their legal counsel. If Buyer is the only person whose shares are included in the registration pursuant to this Section 6.02(b), Buyer shall bear the expense of inclusion of any audited financial statements contained in the registration statement which are not dated as of the Company's fiscal year-end or are not otherwise prepared by the Company for its own business purposes. The Company shall keep effective and maintain any registration statement specified in this
Section 6.02(b) for such period as may be necessary for Buyer to dispose of the Conversion Shares so registered, and from time to time shall amend or supplement, at Buyer's expense, the prospectus used in connection therewith to the extent necessary in order to comply with applicable law; provided that the
                                                             -------------
Company shall not be obligated to maintain any registration statement for a period of more than nine (9) months. If, at the time any written request for registration is received by the Company pursuant to this Section 6.02(b), the Company had previously determined to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of Common Stock, such written request shall be deemed to have been given pursuant to Section 6.02(a) rather than this Section 6.02(b), and the rights of Buyer shall be governed by Section 6.02(a) hereof.

     (c)    Registration Procedures.  If and whenever the Company is required by
            -----------------------
the provisions of Sections 6.02(a) or 6.02(b) hereof to effect the registration of Conversion Shares under the Securities Act, the Company will:

     (i) prepare and file with the Commission a registration statement with respect to such securities, and use its reasonable best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine
(9) months;

     (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine (9) months;

     (iii) furnish to the security holders participating in such registration and to the underwriters of the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such participating security holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

     (iv) use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating security holders and underwriters may reasonably request in writing within 30 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

     (v) notify the participating security holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

     (vi) notify such participating security holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

     (vii) prepare and file with the Commission, promptly upon the request of any such participating security holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred with by counsel for the Company), is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of such Conversion Shares by such holder;

     (viii) prepare and promptly file with the Commission and promptly notify such participating security holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

     (ix) advise such participating security holders, promptly after it shall receive notice of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

     (x) furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement: (A) opinions, dated such respective dates, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such matters as such persons may reasonably request in customary form as would be given to underwriters in connection with underwritten offerings and (B) letters, dated such respective dates, from the independent certified public accountants of the Company addressed to the underwriters, in customary form and concerning matters of the type customarily covered in "comfort" letters in connection with underwritten offerings, and such other matters as permitted by the Statement on Accounting Standards No. 72.

     (d)  Indemnification.  In connection with such registration, the Company
          ---------------
shall indemnify Buyer, its officers, directors, employees and agents, and any person who controls Buyer within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or prospectus, (and as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by Buyer expressly for use therein, and Buyer agrees that it will indemnify and hold harmless the Company and each of its officers who signs such registration statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by Buyer expressly for use therein.

     (e)  Contribution.  In addition, in connection with any such registration,
          ------------
the Company and Buyer agree that if the indemnification to be provided for pursuant to Section 6.02(d) is unavailable to an indemnified party as provided herein in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Company or Buyer (as the case may be), in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and Buyer, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand, and of Buyer, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Buyer, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, without limitation, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and Buyer agree that it would not be just and equitable if contribution pursuant to this Section 6.02(e) were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6.02(e). Notwithstanding the provisions of this Section 6.02(e), Buyer shall not be required to contribute any amount in excess of the amount by which the total price which Buyer's securities were sold to the public. The parties agree that in connection with any such registration, no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f)   Termination.  The registration rights provided in this Section 6.02
           -----------
shall terminate on the earliest to occur of: (i) the date that is five (5) years from the date hereof and (ii) the date on which all of the Conversion Shares then held by Buyer could be sold pursuant to Rule 144(k) under the Securities Act (or any comparable or successor provision).

     6.03  Confidentiality.  (a)  Without the consent of the other party,
           ---------------
neither Buyer nor the Company shall make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of the terms of this Agreement and the transactions contemplated hereby, and each party shall cause its authorized officers, directors, partners, employees, counsel, accountants, agents and other representatives (collectively, "Representatives") to strictly comply with the foregoing.

     (b) Each of the parties hereby covenants and agrees to use due care to prevent the disclosure of the information and other material furnished under or in connection with this Agreement to persons other than its Representatives who have a need to know such information or to have access to such material in connection with Buyer's investment in the Company and who have agreed to keep such information and material confidential. For purposes of this Section 6.03(b), "due care" means at least the same level of care that a person would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

     (c) Notwithstanding Sections 6.03(a) and (b), either party may disclose or deliver any information or other material disclosed to or received by it (i) should such party be advised by its counsel that such disclosure or delivery is required by law, regulation, legal process or administrative order, if the disclosing party has first provided the other party with prompt notice of the request to disclose or deliver such information or other material a reasonable period of time in advance of making such disclosure or delivery so as to enable such other party to seek a protective order or other appropriate remedy or (ii) in connection with a public or private financing effected by the Company, to the extent required in any Registration Statement, prospectus or other offering document, or to the extent necessary to make any statements contained in any of the foregoing not misleading.

     (d) In the event of any termination of this Agreement prior to the Closing Date, Buyer shall return to the Company all material previously furnished to it or its Representatives in connection with this transaction.

     6.04  Information Rights.  From and after the Closing Date until the
           ------------------
earlier to occur of (i) the issuance of shares of Common Stock to the public in an underwritten offering pursuant to a registration statement filed under the Securities Act covering the offer and sale of Common Stock (an "IPO") and (ii) the date on which Buyer no longer owns any Preferred Shares, within 45 days following the end of each of its first three fiscal quarters and within 90 days following the end of its fourth fiscal quarter, the Company shall furnish Buyer with a copy of its financial statements, (including balance sheets, income statements, changes in stockholders equity and statements of cash flow) for each of such quarters and fiscal year, respectively. In addition, during such period, the Company will furnish Buyer with such additional financial and business information, including monthly or other periodic financial statements as the Company may prepare from time to time, upon the reasonable request of Buyer.

     6.05  Subscription Right.  (a) From and after the Closing Date until the
           ------------------
earlier of (i) an IPO and (ii) the date on which Buyer no longer owns any Preferred Shares, if the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for the purposes of this Section 6.05, any equity securities and all warrants, options or other rights to acquire equity securities, and debt securities convertible into or exchangeable for equity securities) of the Company (other than the issuance of securities (i) upon conversion of or exercise securities of the Company outstanding as of the date hereof, (ii) in an IPO, (iii) pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other form of reorganization, (iv) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program, (v) to vendors, customers and consultants of the Company for purposes primarily other than the raising of capital or (vi) in connection with a public or private debt financing effected by the Company (other than with an affiliate of the Company) or upon the conversion or exercise of any securities so issued), then the Company shall: (A) give written notice to Buyer setting forth in reasonable detail: (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof; (2) the price and other terms of the proposed sale of Proposed Securities; (3) the amount of Proposed Securities proposed to be issued; and (4) such other information as Buyer may reasonably request in order to evaluate the proposed issuance; and (B) offer to issue to Buyer a portion of the Proposed Securities equal to a percentage determined by dividing (1) the number of shares of Common Stock held by Buyer and issuable to Buyer (including for purposes of this calculation, conversion and exercise in full of all securities then held by Buyer that are then convertible into or exchangeable for Common Stock) by (2) the total number of shares of Common Stock then outstanding (including for purposes of this calculation, conversion and exercise in full of all securities then outstanding that are then convertible into or exchangeable for Common Stock).

     (b) Buyer must exercise its purchase right hereunder within fifteen (15) days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, Buyer must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. Upon the expiration of such fifteen-day period, the Company will be free to sell Proposed Securities that Buyer has not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to Buyer. Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to Buyer pursuant to this Section 6.05.

     (c) The election by Buyer not to exercise its subscription rights under this Section 6.05 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance of equity securities by the Company. Any sale of equity securities by the Company without first giving Buyer the rights described in this Section 6.05 shall be void and of no force and effect.

     6.06  By-laws.  The Company shall at all times cause its By-laws to provide
           -------
that the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Preferred Shares as set forth in the Charter. The Company shall at all times maintain provisions in its By-laws or Charter indemnifying all directors to the maximum extent permitted under the Minnesota Business Corporation Act.

                              VII.  MISCELLANEOUS

     7.01  Amendments, Waivers and Consents. No provision in this Agreement may
           --------------------------------
be altered or amended, and compliance with any covenant or provision set forth herein may not be omitted or waived, except by an instrument in writing duly executed by Buyer and the Company. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     7.02  Notices. All notices required or permitted by this Agreement shall be
           -------
in writing, and shall be hand delivered, sent by facsimile or nationally recognized overnight delivery service, addressed as follows:

     (a)   If to Buyer:

           Silicon Graphics, Inc.
           2011 N. Shoreline Blvd.
           Mountain View, CA  94043-1389
           Attention: William M. Kelly,
           Senior Vice President, Corporate Operations
           Telephone: 650-933-1440
           Facsimile: 650-932-0908
     with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          High Street Tower, 125 High Street
          Boston, MA  02110
          Attention: William B. Asher, Jr.
          Telephone:  617-248-7518
          Facsimile:  617-248-7100

     (b)  If to the Company:

          WAM!NET INC.
          6100 West 110th Street
          Minneapolis, MN 55438
          Attention: Edward J. Driscoll, III, President
          Telephone: 612-886-5100
          Facsimile: 612-887-2165

     with a copy to:

          Willkie Farr & Gallagher
          787 Seventh Avenue
          New York, NY  10019-6099
          Attention: Daniel D. Rubino
          Telephone: 212-728-8000
          Facsimile: 212-728-8111

or to such other person or address as a party shall specify by notice in writing to the other party. All such notices and other communications shall be effective when received.

     7.03  Binding Effect; Assignment. This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the Company and Buyer. No assignment of rights or delegation of duties arising under this Agreement may be made by any party hereto without the prior written consent of the other party.

     7.04  Third-Party Beneficiaries. This Agreement is for the sole benefit of
           -------------------------
the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

     7.05  Entire Agreement. This Agreement (including all Schedules and
           ----------------
Exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all other prior understandings or agreements, both written and oral, between the parties with respect to the matters contained herein.

     7.06  Severability. The provisions of this Agreement are severable and, in
           ------------
the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     7.07  Governing Law. This Agreement shall be governed by, and construed in
           -------------
accordance with, the law of the State of Minnesota without regard to its principles of conflicts of laws.

     7.08  Headings. Article, Section and sub-Section headings in this Agreement
           --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     7.09  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart by original or facsimile signature.

     7.10  Expenses. Each party shall pay the fees and expenses of its
           --------
respective counsel, accountants and other experts (including any broker, finder, advisor or intermediary), and shall pay all other expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

WAM!NET INC.


 /s/ Allen L. Witters
____________________________________
By: Allen L. Witters

Its: Chief Technology Officer



SILICON GRAPHICS, INC.

 /s/ William M. Kelly
____________________________________
By: William M. Kelly

Its: Senior Vice President